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                                                                EXHIBIT 10.1

[LOGO]
                                                              August 6, 1998


Alan P. Brooks
Interfund Resources Limited
1055 Washington Boulevard, Suite 8A
Stamford, Connecticut  06901

RE: AMENDED RETAINER AGREEMENT
    --------------------------

Dear Alan:

       As discussed, the services Interfund Resources Limited ("IRL") is providing under our letter agreement dated June 2, 1998 have been exceptional and well beyond the scope anticipated at the time of execution of that agreement. To more properly reflect the agreement between the parties based upon this subsequent performance, American Technologies Group, Inc. ("ATG" or the "Company") desires to amend and restate, as of June 2, 1998, the letter agreement by which ATG retains IRL as its financial advisor.

I      SCOPE OF THE AGREEMENT

       A)     IRL shall advise the Company on its selection of:

              i) Public relations firms to enhance its corporate image and increase its exposure in the equity markets.

              ii) Introduce the Company to investment bankers and work with them to enhance the investment opportunities afforded by the Company, and with any other investors that would support the Company's stock.

       B)     IRL shall advise the Company on the following matters:

              i)     Redefining its corporate structure.

       C)     IRL shall:

              i) Advise the Company concerning elements of structure, terms and conditions of any issues of either debt or equity for the parent or its affiliates.


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Alan P. Brooks
Interfund Resources Limited
August 6, 1998

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              ii)    Facilitate communication between the Company and any
                     potential purchasers of its debt or equity offerings.

              iii) Investigate and facilitate potential mergers, acquisitions, joint ventures, corporate partner and strategic alliance opportunities.

              iv) Seek to establish a relationship for the Company with an investment banker.

              v) Advise the Company on all potential actions that would increase shareholder value.

              vi) Receive and respond to any inquiries in reference to the above.

              vii) Consult and communicate with the Company's accountants and legal counsel to successfully complete the placement of any offering.

              viii) Take such incidental or related actions on behalf of the Company as IRL may deem appropriate.

              ix) The Company is responsible for all information and representations concerning its operations and financial condition which may be provided to potential purchasers. The Company understands that IRL is not obligated to undertake any independent verification of such information and representations and IRL assumes no responsibility for the accuracy, fairness or completeness of such information or representations. The Company represents and warrants to IRL that any prospectus prepared and disseminated by the Company in order to place any debt or equity will be accurate and complete and will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein in light of the circumstances under which they are made not misleading. The Company agrees that all information furnished to IRL in connection with this agreement shall be accurate and complete in all material respects at the time provided and that if such information, in whole or in part, becomes materially inaccurate, misleading or incomplete during


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Alan P. Brooks
Interfund Resources Limited
August 6, 1998

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                     the term of IRL's agreement hereunder, the Company shall
                     promptly so advise IRL in writing and correct any such inaccuracy or omission.

II     FEE STRUCTURE

       A) IRL shall receive as its initial retainer, $25,000 of ATG Common Stock calculated at the bid price less $0.10 as of the close of business on June 30, 1998 to be immediately registered as free trading under Rule S-8, if available.

       B) IRL shall receive 500,000 shares of ATG Common Stock to be immediately registered as free trading under Rule S-8, if available. The shares shall be valued at $0.65 per share.

       C) IRL shall receive a monthly retainer of $10,000 due and payable on the last of each month throughout the term of this agreement. The first payment being due and payable upon the execution of this document.

       D) The Company shall pay a financial advisory fee to IRL for its service as financial advisor equal to 6.0% of the aggregate proceeds received by the Company from issuance or placement of any debt or equity arranged or negotiated by IRL. The financial advisory fee referred to in this paragraph will be contingent and due upon the closing of any proposed financing arranged by the advisor. In addition to the foregoing fee, the Company agrees to reimburse IRL for its pre-approved out-of-pocket fees and expenses incurred by IRL in connection with this letter of agreement or the services provided hereunder, which amounts shall be payable at termination or upon the successful closing of any proposed financing. Out-of-pocket fees and expenses shall not exceed $10,000 in any one financing without the Company's prior written consent. However, the Company shall be responsible for all legal and accounting placement or underwriting fees involved in the offering.

       E)     The term of this agreement shall expire on May 31, 1999.

III    EXPENSES (GENERAL)

       ATG shall reimburse IRL for pre-approved reasonable out-of-pocket costs and expenses incurred by IRL in connection with this engagement (collectively, the "Expenses"), including, without limiting the foregoing, travel and lodging


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Alan P. Brooks
Interfund Resources Limited
August 6, 1998

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       expenses, fees and disbursements of legal counsel (including, without limitation, the allocated cost of in-house legal counsel), accountants, appraisers and other experts, registration, printing, reproduction, document delivery and communication costs. It is understood that IRL shall allocate Expenses as between its advisory and arranging services in good faith and that such allocation shall be binding onto the parties hereto.

IV     INDEMNIFICATION

       Each party shall indemnify and hold harmless the other and their affiliates, and their respective officers, directors, advisors, representatives, agents, employees and controlling persons (each an "Indemnified Person") from and against any and all losses, claims, damages or liabilities, joint or several, and expenses (including the fees, changes and disbursements of external counsel and allocated costs of internal legal counsel) incurred in connection with investigating, preparing to defend or defending any actual or threatened action, claim or legal, administrative or judicial proceeding or investigation (collectively, "claims") related to or arising out of or in connection with such party's performance of this agreement or any matter referred to herein, whether based on contract, tort or any other theory and regardless of whether the Indemnified Person is a formal party to any such action, claim or proceeding, or investigation provided that such indemnity shall not apply to Claims to the extent that a court of competent jurisdiction shall have determined by a final judgment not subject to further appeal that such Claims resulted solely from the Indemnified Person's negligence or willful misconduct.

       The indemnifying party agrees that it will not, without the prior written consent of the Indemnified Person, settle any pending or threatened action, claim, proceeding or investigation related to or arising out of any such matter unless such settlement includes a provision unconditionally releasing such Indemnified Person from and holding such Indemnified Person harmless against all liability in respect to claims by any releasing party related to or arising out of any matter referred to in this agreement.

V      CONFIDENTIALITY

       A) IRL agrees to treat in confidence any information, identified as confidential, supplied to it by ATG in connection with this engagement. Said information shall not be revealed to third parties under any circumstances whatsoever, except as authorized by the provider of the information, provided, however, that IRL may disclose such information to those of its affiliates and its and their respective directors, officers,


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Alan P. Brooks
Interfund Resources Limited
August 6, 1998

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              employees, agents or advisors (collectively its
              "Representatives") who need to know such information for purposes of assisting in the performance of the services contemplated by this agreement or evaluating the Financing; it being understood that such Representatives shall have first been informed of the confidential nature of the information and are bound by a confidentiality agreement comparable to this section, and provided, further, that the information which;

              i) is required to be disclosed by applicable law or is requested by a regulatory authority having jurisdiction over a party hereto,

              ii) is or becomes generally available to the public other than as a result of a disclosure made in breach of this Section V or,

              iii) became available to IRL from a source other than ATG or its Representatives shall not be subjected to this Section V.

              iv) the terms and provisions of this Section V shall survive any termination or expiration of this agreement.

       B) IRL shall cease to use any confidential information and shall promptly return to ATG any and all physical, written and descriptive matter (including all reproductions and copies thereof) containing confidential information upon termination or expiration of this agreement.

VI     AVAILABILITY OF INFORMATION

       ATG agrees to make available to IRL in a timely manner all information IRL shall reasonably deem appropriate in connection with its activities on IRL's behalf and shall provide IRL full access to ATG's officers, directors, employees and professional advisors as required in connection with the performance by IRL of its services hereunder. ATG recognizes and confirms that IRL in acting pursuant to this engagement will be using information in public reports and other information provided by ATG, and that IRL does not assume responsibility for, and may rely without independent verification upon the accuracy and completeness of any such information.

VII    EXCLUSIVITY

       ATG agrees that no other person or entity may be engaged or authorized during the term of this agreement to perform services on its behalf of the type which IRL


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Alan P. Brooks
Interfund Resources Limited
August 6, 1998

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       is authorized to perform hereunder in connection with the transactions contemplated by this agreement.

VIII   MATERIAL ADVERSE CHANGE

       IRL's responsibilities under this agreement are subject to there being no material adverse change in the financial or other condition, business or prospects of ATG or the financial markets of any jurisdiction relevant to the transactions contemplated by this agreement, provided however, if IRL determines there has been a material adverse change, then this agreement shall immediately terminate.

IX     ASSIGNMENT

       This agreement may not be assigned by either party to any other without the prior written consent of the other party to this agreement.

X      GOVERNING LAW AND SUBMISSION TO JURISDICTION

       A mutually agree arbitration clause will be inserted and executed at a later date as Addendum No. 1.

XI     MISCELLANEOUS

       IRL and ATG may place public announcements or advertisements in financial and other newspapers and journals describing its services hereunder subject to approval, except as may be required by law.

Signature on this agreement received by way of FAX transmission shall be deemed to be an executed contract agreement enforceable and admissible for all purposes as may be necessary under the terms of the agreement. All signatories hereto acknowledge that they have read the foregoing agreement and by their signature hereby unconditionally agree to its terms and conditions as of the dates noted below. All signatories hereto warrant that they have full and complete authority to execute this document for and in the name of the party for which they have given their signature.


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Alan P. Brooks
Interfund Resources Limited
August 6, 1998

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Sincerely,



American Technologies Group, Inc.



By:    /s/ Lawrence J. Brady
       _______________________
Name:  Lawrence J. Brady
Title: CEO                                         Dated:  August 6, 1998



Accepted and agreed on the above mentioned terms and conditions:


Interfund Resources Ltd.



By:    /s/ Alan P. Brooks
       _________________________
Name:  Alan P. Brooks
Title: President & CEO                             Dated: August 6, 1998